                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Peet's Coffee & Tea, Inc. (formerly Peet's Companies, Inc.) on Form S-1 of our report dated February 25, 2000 (September 1, 2000 with respect to Note 14), appearing in the prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California
October 13, 2000